Exhibit No. 4.5
Form SB-2
Buyers United, Inc.

                                WARRANT AGREEMENT

                               BUYERS UNITED, INC.

                           Warrant for the Purchase of
                             Shares of Common Stock
                                Par Value $0.0001

THE HOLDER OF THIS WARRANT, BY ACCEPTANCE HEREOF, BOTH WITH RESPECT TO THE WARRANT AND COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT, AGREES AND ACKNOWLEDGES THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

     This is to certify that, for value received ____________________________, (the "Holder") is entitled to purchase from BUYERS UNITED, INC. (the "Company"), on the terms and conditions hereinafter set forth, all or any part of ___________ shares ("Warrant Shares") of the Company's common stock, par value $0.0001 (the "Common Stock"), at the purchase price of $2.50 per share or the lowest price provided to any third party individual or entity in the three (3) months prior to the last "Closing," defined hereinafter (this or the "Warrant"). Upon exercise of this Warrant in whole or in part, a certificate for the Warrant Shares so purchased shall be issued and delivered to the Holder. If less than the total warrant is exercised, a new warrant of similar tenor shall be issued for the unexercised portion of this Warrant. By acceptance hereof, the Holder agrees to be bound by the terms and conditions of this Warrant.

     This Warrant is granted subject to the following further terms and conditions:

1. This Warrant has vested and is exercisable immediately and through the period ending 5:00 p.m. Salt Lake City time, two (2) years from the "Closing," as defined in paragraph 9 of that certain Loan Agreement (the "Loan Agreement"), executed on even date herewith by the Company and Holder (the "Exercise Period"). In order to exercise this Warrant with respect to all or any part of the Warrant Shares for which this Warrant is at the time exercisable, Holder (or in the case of exercise after Holder's death, Holder's executor, administrator, heir or legatee, as the case may be) must take the following actions:

     (a) Deliver to the Corporate Secretary of the Corporation an executed notice of exercise in substantially the form of notice attached to this Agreement (the "Exercise Notice") in which there is specified the number of Warrant Shares which are to be purchased under the exercised warrant.

     (b) Pay the aggregate Warrant Price for the purchased shares through full payment in cash or by check made payable to the Corporation's order

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     (c) Furnish to the Corporation appropriate documentation that the person or persons exercising the Warrant (if other than Holder) have the right to exercise this Warrant.

     (d) For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized in connection with the warrant exercise, payment of the Warrant Price for the purchased shares must accompany such Exercise Notice.

     (e) Upon such exercise, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within three business days of such exercise) to or upon the written order of the Holder at its address, and in the name of the Holder, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise together with such other property (including cash) and securities as may then be deliverable upon such exercise. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become a holder of record of such Warrant Shares as of the Exercise Date.

2. The Warrant Shares have not and may not be registered as of the date of exercise of this Warrant under the Securities Act or the securities laws of any state. This Warrant and the Warrant Shares issuable on exercise of the Warrant, when and if issued, are and may be "restricted securities" as defined in Rule 144 promulgated by the Securities and Exchange Commission and must be held indefinitely unless subsequently registered under the Securities Act and any other applicable state registration requirements, or an exemption from such registration requirements for resale is available. The Warrant Shares carry one piggy back registration right. Other than the foregoing, the Company is under no obligation to register the securities under the Securities Act or under applicable state statutes. In the absence of such a registration or an available exemption from registration, sale of the Warrant Shares will be prohibited for not less than one (1) year following exercise and until the Holder receives a Letter of Opinion from the Company stating the Holder's decision to sell said Warrant Shares is in compliance with the terms of sale under Rule 144. The Holder shall confirm to the Company the representations set forth above in connection with the exercise of all or any portion of this Warrant.

3. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time subject to the following terms. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, the Company or its successors and assigns shall make an appropriate and proportionate adjustment in the number or kind of shares, and the per-share Warrant Price thereof, which may be issued to the Holder under this Agreement upon exercise of the Warrants granted under this Agreement. If any capital reorganization or reclassification of Common Stock, or consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful adequate provisions shall be made whereby the Holder of this Warrant shall thereafter have the right to acquire and receive on exercise hereof such shares of stock, securities, or assets as would have been issuable or payable (as part of such reorganization, reclassification, consolidation,


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     merger  or  sale)  with  respect  to or in  exchange  for  such  number  of outstanding shares of Common Stock as would have been received on exercise of this Warrant immediately before such reorganization, reclassification, consolidation, merger or sale. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall thereafter be applicable in relation to any shares of stock, securities, or assets thereafter deliverable on the exercise of this Warrant. The Company will not effect any such consolidation, merger, or sale unless prior to the
     consummation  thereof  the  successor   corporation   resulting  from  such
     consolidation or merger or the corporation purchasing such assets shall assume, by written instrument mailed or delivered to the Holder hereof at its last address appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire on exercise of this Warrant. The purchase rights represented by this Warrant shall not be exercisable with respect to a fraction of a share of Common Stock. Any fractional shares of Common Stock arising from the dilution or other adjustment in the number of shares subject to this Warrant shall be rounded up to the nearest whole share.

4. The Company covenants and agrees that all Warrant Shares which may be delivered upon the exercise of this Warrant will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof; provided, that the Company shall have no obligation with respect to any income tax liability of the Holder.

5. The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of Warrant Shares issuable upon the exercise of this and all other warrants of like tenor and other convertible securities then outstanding.

6. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever, except the rights herein expressed, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

7. The Company may deem and treat the registered owner of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

8. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

9. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Utah, without regard to the principles of conflicts of law thereof.

10.  In case this Warrant shall be mutilated,  lost,  stolen, or destroyed,  the
     Company may at its discretion issue and deliver in exchange and substitution for and on cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen, or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only on receipt of evidence satisfactory to the Company of such loss, theft, or destruction of this Warrant and indemnity satisfactory to the Company. The Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

11. This Agreement shall be binding on and inure to the benefit of the Company and the person to whom a warrant is granted hereunder, and such person's heirs, executors, administrators, legatees, personal representatives, assignees, and transferees.

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12.   For purposes of the Warrant's Exercise Period, the following definition of the "Closing" (the "Closing") referenced in paragraph 1 hereof shall apply: On even date herewith, the Company and the Holder entered into the Loan Agreement, which Loan Agreement defines a term "Closing" in section 9 thereof. The Closing for purposes of this Warrant Agreement shall have the same definition as the term "Closing" as defined in section 9 of the Loan Agreement.


     IN WITNESS  WHEREOF,  the Company has caused this Warrant to be executed by
the   signature   of  its   duly   authorized   officer   on  this  ___  day  of
__________________, 2002.



BUYERS UNITED, INC.




------------------------------------
By: Paul Jarman
Its: Chief Operating Officer

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